File No. 333-130566

333-156027

333-189580

333-203952

333-223265

333-130570

333-149993

333-189581

333-223264

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOMINION ENERGY, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of registrant’s principal executive offices, including zip code)

Dominion Energy Manchester Street Union Savings Plan

(f/k/a Dominion Energy New England Union Savings Plan)

Dominion Kewaunee Union Savings Plan

(Full title of the plans)

CARLOS M. BROWN

SENIOR VICE PRESIDENT, GENERAL COUNSEL

AND CHIEF COMPLIANCE OFFICER

DOMINION ENERGY, INC.

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

CARTER M. REID

DOMINION ENERGY, INC.

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF PLANS

In its Registration Statements on Form S-8 (File Nos. 333-130566, 333-156027, 333-189580, 333-203952 and 333-223265) (the “Manchester Plan Registration Statements”), Dominion Energy, Inc. (formerly Dominion Resources, Inc.) (“Dominion Energy”) registered 610,000 shares of its common stock, without par value, and an indeterminate number of participation interests for issuance to participants in the Dominion Energy Manchester Street Union Savings Plan (formerly known as the Dominion Energy New England Union Savings Plan) (the “Manchester Plan”) and in its Registrations Statements on Form S-8 (File Nos. 333-130570, 333-149993, 333-189581 and 333-223264) (the “Kewaunee Plan Registration Statements” and together with the Manchester Plan Registration Statements, the “Registration Statements”) Dominion Energy registered 308,000 shares of its common stock, without par value, and an indeterminate number of participation interests for issuance to participants in the Dominion Kewaunee Union Savings Plan (the “Kewaunee Plan” and together with the Manchester Plan, the “Plans”). Due to the merger of the Plans into the Dominion Energy Salaried Savings Plan, Dominion Energy is filing this Post-Effective Amendment No. 1 to each of the Registration Statements to deregister all remaining shares and participation interests under the Plans and terminate all offerings under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 30, 2019.

DOMINION ENERGY, INC.

By:	/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief of Staff and Corporate Secretary and President - Dominion Energy Services

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2019.

Signature	Title

*	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

Thomas F. Farrell, II

Director
James A. Bennett

*	Director
Helen E. Dragas

*	Director
James O. Ellis, Jr.

Director
D. Maybank Hagood

*	Director
John W. Harris

*	Director
Ronald W. Jibson

*	Director
Mark J. Kington

*	Director
Joseph M. Rigby

*	Director
Pamela J. Royal

*	Director
Robert H. Spilman, Jr.

*	Director
Susan N. Story

*	Director
Michael E. Szymanczyk

/s/ James R. Chapman	Executive Vice President, Chief Financial Officer and Treasurer
James R. Chapman	(Principal Financial Officer)

*	Vice President, Controller and Chief Accounting Officer
Michele L. Cardiff	(Principal Accounting Officer)

*By:	/s/ Carter M. Reid
Carter M. Reid, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Administrative Benefits Committee for the Dominion Energy Manchester Street Union Savings Plan and the Dominion Energy Kewaunee Union Savings Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 30, 2019.

Dominion Energy Manchester Street Union Savings Plan
Dominion Energy Kewaunee Union Savings Plan

By:	/s/ Carter M. Reid
Carter M. Reid
Chair, Administrative Benefits Committee